SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

___________________

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan

(State or other jurisdiction of incorporation)

1-9751 38-2743168

(Commission File No.) (IRS Employer Identification No.)

2701 Cambridge Court, Suite 300

Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

(248) 340-9090

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2005, Champion Home Builders Co., a Michigan corporation ("Champion Home Builders"), a subsidiary of Champion Enterprises, Inc. (the "Company"), entered into a supplemental indenture (the "Supplemental Indenture") to the indenture, dated as of April 22, 2002, by and among Champion Home Builders, the Company, the Subsidiary Guarantors named therein and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as trustee (as supplemented, the "Indenture"). The Indenture governs the terms of Champion Home Builders' 11¼% Senior Notes due 2007 (the "Notes").

The Supplemental Indenture amends the Indenture by eliminating substantially all of the restrictive covenants contained in the Indenture, as described below (the "Amendments"). The Indenture provides that supplemental indentures of this type may be entered into upon receipt of consents from holders representing a majority in aggregate principal amount of the Notes. Prior to the execution of the Supplemental Indenture, Champion Home Builders solicited and received the required consents to the Amendments in connection with its offer to purchase and consent solicitation for any or all of the Notes. Sufficient consents have now been received and may not be revoked. The offer to purchase the Notes (the "Offer") will expire at 12:00 midnight, New York City time, on October 28, 2005.

The Amendments will not become operative unless and until the Notes are accepted for payment pursuant to the Offer.

The Amendments will change the terms of the Indenture and the Notes as follows:

(a) The Amendments will eliminate the following sections of the Indenture:

Existing Section Number	Caption
Section 4.03	Reports
Section 4.04	Compliance Certificate
Section 4.05	Taxes
Section 4.06	Stay, Extension and Usury Laws
Section 4.07	Restricted Payments
Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock
Section 4.10	No Guarantees of Parent Indebtedness
Section 4.11	Transactions with Affiliates
Section 4.12	Liens
Section 4.13	Future Subsidiary Guarantors
Section 4.14	Corporate Existence
Section 4.15	Asset Sales
Section 4.16	Change of Control
Section 4.17	Business Activities
Section 4.18	Sale and Leaseback Transactions
Section 4.19	Payments for Consent

(b) The Amendments will eliminate clauses (ii) and (iii) of Paragraph (b) of Section 5.01 of the Indenture, "Merger, Consolidation, or Sale of Assets."

(c) The Amendments will eliminate as events of default paragraphs (d), (e), (f) and (g) of Section 6.01 of the Indenture, "Events of Default."

There are no material relationships between J.P. Morgan Trust Company, National Association and the Company or any of their respective affiliates, other than as follows: (i) J.P. Morgan Trust Company, National Association serves as trustee under the Indenture, the Supplemental Indenture, the supplemental indenture, dated January 13, 2003, to the Indenture, the supplemental indenture, dated January 31, 2003, to the Indenture and the supplemental indenture, dated October 13, 2005, to the Indenture and (ii) J.P. Morgan Trust Company, National Association and certain of its affiliates have in the past provided and currently provide trustee and trustee-related services to the Company and certain of its subsidiaries, and these entities may continue to do so in the future.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
4.1

Supplemental Indenture, dated as of October 14, 2005, by and among Champion Home Builders, the Company, the Subsidiary Guarantors named therein and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as trustee, supplementing and amending the Indenture, dated as of April 22, 2002, by and among Champion Home Builders, the Company, the Subsidiary Guarantors named therein and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Champion Enterprises, Inc.

Date: October 14, 2005	By:	/s/ John J. Collins, Jr.
Name: John J. Collins, Jr. Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
4.1

Supplemental Indenture, dated as of October 14, 2005, by and among Champion Home Builders, the Company, the Subsidiary Guarantors named therein and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as trustee, supplementing and amending the Indenture, dated as of April 22, 2002, by and among Champion Home Builders, the Company, the Subsidiary Guarantors named therein and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as trustee.